Exhibit 23(h)(xi) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                                  EXHIBIT A
               to the Mutual Funds Sales and Service Agreement

                                                COMPENSATION
                                                (as a percentage of average
                                                daily net asset value of
shares
NAME                                            of the applicable Class)

Dividend Capture Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Fixed Income Securities Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Florida Tax-Free Money Fund
    Investment A Shares                            0.25*

Growth Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Income Equity Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00*

Intermediate Government Income Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

International Equity Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Michigan Tax-Free Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Mid Corp America Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Money Market Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Mortgage Securities Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00*


COMPENSATION
                                                (as a percentage of average
                                                daily net asset value of
shares
NAME                                            of the applicable Class)

New Economy Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Ohio Municipal Money Market Fund
    Investment A Shares                            0.25*

Ohio Tax-Free Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Rotating Index Fund
(to be renamed Rotating Markets Fund - 4/30/2003)
    Investment A Shares                            0.25*

Short/Intermediate Fixed Income Securities Fund
    Investment A Shares                            0.25*
    Investment B Shares                            1.00**

Situs Small Cap Fund
    Investment A Shares                            0.25%*
    Investment B Shares                            1.00%**
U.S. Treasury Money Market Fund
    Investment A Shares                            0.25*




ESI shall pay Financial Institution a quarterly fee with respect to Investment A Shares, computed at the annual rate specified above, in accounts for which such Financial Institution provides services described herein.
Such fee shall be accrued daily and paid quarterly. ESI shall pay Financial Institution a monthly fee with respect to Investment B Shares, computed at the annual rate specified above, in accounts for which such Financial Institution provides services described herein. Such fee shall be accrued daily and paid monthly.


*Represents a distribution and servicing fee

**Represents a 0.75% distribution fee and 0.25% servicing fee.